UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 1, 2007

DYNAMIC HEALTH PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12399 Belcher Road South, Suite 140, Largo, Florida 33773

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (727) 683-0670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

On October 1, 2007, GeoPharma, Inc. (“Lender”) made a loan in the amount of $3,509,337 to Dynamic Health Products, Inc. (the “Company” or “Borrower”) and the Company issued Lender a promissory note (the “Note”). The Note bears interest at the rate of 7.35% per annum and is due on or before April 6, 2008 (the “Maturity Date”). The Company may repay all or any amount due without penalty at any time before the Maturity Date. In addition, Borrower will pay regular monthly payments to Lender of all accrued unpaid interest due as of each payment date, beginning November 6, 2007, with all subsequent interest payments to be due on the same day of each month thereafter. The annual interest rate for the Note is computed on a 365/360 days basis; that is by applying the ratio of the annual interest rate over a year of 360 days.

Item 9.01	Financial Statements and Exhibits.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

The following exhibit is furnished with this report on Form 8-K.

Exhibit Number	Description
10.1	Promissory Note issued by Dynamic Health Products, Inc. to GeoPharma, Inc., dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynamic Health Products, Inc.

Date: October 4, 2007	/s/ Mandeep K. Taneja
Mandeep K. Taneja
Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman
Chief Financial Officer